UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2014

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One StarPoint, Stamford, Connecticut		06902
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(203) 964-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2014, the Compensation and Option Committee of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (the "Company") approved and granted a time-based retention bonus opportunity (a "Completion Bonus") to Alan Schnaid, the Company’s interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer, in specific recognition of his recent assumption of additional duties and responsibilities.

The Completion Bonus is designed to provide Mr. Schnaid with the opportunity to receive retention compensation based on continued service to the Company both while the Company conducts its search for a permanent Chief Financial Officer and for a period of six months after the permanent Chief Financial Officer commences service to the Company. However, the Completion Bonus is also designed to be earned and paid earlier than those times if the search for a permanent Chief Financial Officer takes longer than currently expected by the Company.

Mr. Schnaid’s aggregate Completion Bonus opportunity is $255,496. This aggregate opportunity represents Mr. Schnaid’s current annual base salary rate multiplied by his current annual incentive award opportunity expressed as a percentage of his annual base salary rate (65%). If Mr. Schnaid remains continuously employed by the Company between July 29, 2014 and the earlier of (A) the date on which the Company’s next permanent Chief Financial Officer commences service and (B) March 9, 2015 (the anticipated payment date for the Company’s 2014 annual incentive awards, if any are earned), then he will earn 50% of his aggregate Completion Bonus opportunity, less applicable tax withholding amounts (the "First Payment"). Further, if Mr. Schnaid then remains continuously employed by the Company between July 29, 2014 and the six-month anniversary of the date on which the First Payment was earned, then he will earn the remaining portion of his aggregate Completion Bonus opportunity, less applicable tax withholding amounts (the "Second Payment"). Neither the First Payment nor the Second Payment is subject to accelerated vesting or payment if Mr. Schnaid’s service to the Company earlier terminates for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

August 1, 2014	By:	Jason F. Cohen

Name: Jason F. Cohen
Title: Senior Vice President - Legal